UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

November 1, 2013

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

     Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)
(86-579) 8223-9700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01      Completion of Acquisition or Disposition of Assets.

     On November 1, 2013, Zhejiang Kandi Vehicles Co. Ltd. (“Kandi Vehicles”), a wholly owned subsidiary of Kandi Technologies Group, Inc. (the “Company”) completed the ownership transfer process with local State Administration of Industry and Commerce to transfer its entire ownership of Kandi Electric Vehicles (Changxing) Co., Ltd. ("Kandi Changxing"), a wholly owned subsidiary of Kandi Vehicles to Zhejiang Kandi Electric Vehicles Co., Ltd., a 50% owned joint venture of Kandi Vehicles and Shanghai Maple Guorun Automobile Co., Ltd., a 99% owned subsidiary of Geely Automobile Holdings Ltd. (the “Geely”), pursuant to a Joint Venture Agreement of Establishment of Zhejiang Kandi Electric Vehicles Co., Ltd. (the “JV Agreement”) entered by Kandi Vehicles and Shanghai Maple on March 22, 2013, as previously disclosed on a Form 8-K filed by the Company on March 25, 2013.

     Pursuant to the terms of the JV Agreement, Zhejiang Kandi Electric Vehicles Co., Ltd. (the "JV Company") purchased 100% ownership of Kandi Changxing from Kandi Vehicles for RMB 400,000,000 (approximately $65,025,800) which has been paid to Kandi Vehicles as of September 30, 2013.

Item 9.01      Financial Statements and Exhibits.

(b)(1) Pro forma financial information

     The information required by Item 9.01(a) and (b) will be filed or furnished by amendment no later than 71 calendar days after the date on which this Form 8-K is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2013

KANDI TECHNOLOGIES GROUP, INC.

By: /s/ Hu Xiaoming
Name:Hu Xiaoming
Title: President and CEO